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                              EXHIBIT 12(b)

               CHEMICAL BANKING CORPORATION and Subsidiaries

             Computation of ratio of earnings to fixed charges
             -------------------------------------------------
                 and preferred stock dividend requirements
                  ----------------------------------------
                        (in millions, except ratios)

                                                      Nine Months Ended
                                                     September 30, 1994
                                                     ------------------
    EXCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Income before Income Taxes                                $ 1,906
                                                               ------

    Fixed charges:
     Interest expense                                           1,457
     One third of rents, net of income from subleases <a>          77
                                                               ------
    Total fixed charges                                         1,534
                                                               ------

    Less:  Equity in undistributed income of affiliates          (83)
                                                               ------

    Earnings before taxes and fixed charges, excluding
     capitalized interest                                     $ 3,357
                                                               ======

    Fixed charges, as above                                   $ 1,534

    Preferred stock dividends                                      96
                                                               ------

    Fixed charges including preferred stock dividends         $ 1,630
                                                               ======

    Ratio of earnings to fixed charges and
      preferred stock dividend requirements                      2.06
                                                               ======
    INCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Fixed charges including preferred stock dividends         $ 1,630

    Add:  Interest on deposits                                  1,660
                                                               ------

    Total fixed charges including preferred stock
       dividends and interest on deposits                     $ 3,290
                                                               ======

    Earnings before taxes and fixed charges, excluding
     capitalized interest, as above                           $ 3,357

    Add:  Interest on deposits                                  1,660
                                                               ------

    Total earnings before taxes, fixed charges and
     interest on deposits                                     $ 5,017
                                                               ======

    Ratio of earnings to fixed charges
     and preferred stock dividend requirement                    1.52
                                                               ======

    [FN]
    <a>  The proportion deemed representative of the interest factor.
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